EXHIBIT 99.1

FOR IMMEDIATE RELEASE

MMEX Resources Corp. Secures Permit Approval for 10,000 Barrel-Per-Day Pecos County,

Texas Crude Oil Refinery Unit from the Texas Commission on Environmental Quality

MMEX and strategic partners Trinity Consulting and VFuels look forward to beginning construction imminently

FORT STOCKTON, TEXAS – August 30, 2017 – MMEX Resources Corp. (OTCPK: MMEX), a development-stage company focusing on the acquisition, development and financing of oil, gas, refining and infrastructure projects in Texas and South America, today announced it has secured permit approval from the Texas Commission on Environmental Quality (TCEQ) to build a 10,000 barrel-per-day (BPD) crude distillation unit near Fort Stockton, Texas.

Jack W. Hanks, President and CEO of MMEX Resources Corp., commented, “MMEX joins with its strategic partners, Trinity Consultants, its environmental consultants, and VFuels, its design and engineering firm, in announcing that TCEQ has approved the MMEX air permit application, allowing construction to begin. The efficiency of the permitting process speaks volumes to the professional approach of all parties in the application preparation and technical review process, including TCEQ staff and administration.”

Brian Burdorf, Operations Director in Trinity’s Gulf/South region, noted, “Receiving approval within a 30 day time frame is a noteworthy accomplishment that Trinity was pleased to spearhead. We are pleased to be working with MMEX and VFuels on this important new project and look forward to continuing to deliver exceptional results.”

Cody Summerhays, Business Development Director of VFuels, added, “We congratulate MMEX, Trinity and the TCEQ in this important milestone for Texas, Pecos County and the Permian Basin. We believe very strongly in the idea of modularizing process equipment for projects with unique requirements such as the MMEX refinery and are honored to be working with our partners for this project. We look forward to collaborating very closely with MMEX and Trinity to deliver this project on time and on budget while also meeting the permitting designs approved by the TCEQ.

MMEX anticipates beginning construction of the 10,000 BPD refinery project imminently. The project is expected to require approximately 15 months of construction time and create significant economic impact in Pecos County during its fast-track construction as well as result in full-time positions going forward. These initiatives will also accelerate the potential for cash flow.

About MMEX Resources Corp.

MMEX Resources Corporation (MMEX) is a development stage company formed to engage in the exploration, extraction, refining and distribution of oil, gas, petroleum products and electric power. MMEX focuses on the acquisition, development and financing of oil, gas, refining and electric power projects in Texas, Peru, and other countries in Latin America. For more information about MMEX, visit www.mmexresources.com.

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About Trinity Consultants

Founded in 1974 in Dallas, Texas, Trinity operates in locations across the U.S. and in Canada, the U.K., China, and the Middle East. Trinity assists mostly industrial facilities with regulatory environmental compliance, specializing in air quality permitting and compliance management. In addition to environmental consulting, Trinity’s divisions provide environmental modeling software (BREEZE®), implement technology solutions for EHS information management (T3®), provide professional EHS training, support EHS staffing needs, and assist the life sciences industries with occupational health science and toxicology (SafeBridge Consultants®).

About VFuels

VFuels, LLC, is a full-service design, engineering, and fabrication firm that specializes in the delivery of modular crude oil refineries, gas flare elimination processes, modular flow stations, and other modular process equipment. VFuels’ design & fabrication headquarters is in Houston, Texas, with business development and project management in Lagos, Nigeria. VFuels expertise in the modularization of process equipment and unique project development and management capability allow VFuels to both supply process equipment and assist clients from a very early stage in the development cycle. VFuels has successfully delivered projects in West Africa, South America, and the United States. For more information about VFuels, visit www.vfuels.com.

Media Inquiries

For MMEX Resources:

Danielle Urban

512-448-4950

durban@piercom.com

For Trinity Consultants:

Laura Redmon

972 661-8100

lredmon@trinityconsultants.com

For VFuels:

Cody Summerhays

713-456-3443

Cody@vfuels.com

MMEX Investor Inquiries

Investor Relations

1.855.880.0400

investorrelations@mmexresources.com

The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995:

Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties, which could cause our actual results to differ materially from those described in the forward looking statements. These risks include but are not limited to the Company’s ability to continue as a going concern, our lack of revenues, general business conditions, the requirement to obtain significant financing to pursue our business plan, our history of operating losses and other risks detailed from time to time in the Company's SEC reports. In particular, readers should note MMEX undertakes no obligation to update forward-looking statements.

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